UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

VERENIUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Notes Exchange with respect to 5.5% Convertible Senior Notes due 2027:

As previously reported by Verenium Corporation (“Verenium,” “Company”, “us” or “we”), on August 28, 2009, the Company announced that it had entered into privately negotiated Exchange Agreements (the “Exchange Agreements’) with certain existing holders of its 5.5% Convertible Senior Notes due 2027 which were initially issued in 2007 (the “5.5% Notes”). Pursuant to the Exchange Agreements, certain existing holders of the 5.5% Notes agreed to exchange $28,481,000 million in aggregate principal of the 5.5% Notes, for $12.816,450 million in aggregate principal amount of 9% Convertible Senior Secured Notes due 2027 (the “New Notes”). The Company offered the New Notes to the holders of the Existing Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The New Notes have been issued under an indenture between the Company and Wells Fargo Bank, National Association, as trustee, dated as of September 1, 2009 (the “New Notes Indenture”).

Shares of the Company’s common stock, into which the New Notes will be convertible, have been reserved for issuance by the Company and listed on The NASDAQ Global Market.

The New Notes bear interest at 9.00% per annum and have an initial conversion price of $0.80, which is subject to adjustment for customary events including stock combinations, stock splits, et cetera. The New Notes mature on April 1, 2027, however, as described below, the Company may redeem the New Notes commencing April 5, 2012 and the holders of the New Notes may require the Company to redeem the New Notes commencing April 1, 2012.

The New Notes will be the Company’s senior secured obligations and will be secured by a first priority lien (subject to certain exceptions and permitted liens) on certain of the Company’s assets including, subject to certain limitations, present and future receivables, inventory, general intangibles, equipment, investment property, stock of subsidiaries, and certain other assets and proceeds relating thereto. The collateral securing New Notes will be subject to certain carve-outs, including without limitation, cash and cash equivalents and intellectual property.

In lieu of making any interest payment in cash, the Company may at its option make such interest payment in shares of common stock or a combination of cash and shares of common stock, with such shares of common stock valued at 95% of the 10 day volume weighted average price for the 10 days immediately preceding the applicable determination date.

Commencing 30 days after the date of the New Notes Indenture, holders may convert their New Notes at any time prior to stated maturity, subject to prior redemption, repurchase or termination; provided that upon conversion such holders make certain certifications. A holder that surrenders New Notes for conversion in connection with a “make-whole fundamental change” that occurs before April 5, 2012 may in certain circumstances be entitled to an increased conversion rate.

In no event will the conversion price of the New Notes be less than the last market bid price of the Company’s common stock on the date of the New Notes Indenture. Additionally, unless the Company shall have received shareholder approval to issue additional shares of common stock (which the Company has no obligation to seek), the Company will not issue any shares of common stock pursuant to New Notes to a particular holder or group if such holder cannot make the 19.9% stockholder certifications contained in the Indenture.

If the closing price of the Company’s common stock has exceeded $1.60 (i.e., 200% of the conversion price then in effect) for at least 20 trading days in any 30 trading day period, the Company may, at its option, elect to terminate the right of the holders to convert their New Notes and shall mail a conversion termination notice to such holders.

Holders electing to convert their New Notes prior to the mailing of a conversion termination notice will receive an additional voluntary conversion interest payment equal to the lesser of (i) the remaining scheduled interest payments attributable to the New Notes to be converted from the applicable last interest payment date through and including the date that is 2.5 years after the conversion date and (ii) the remaining scheduled interest payments attributable to such New Notes from the applicable last interest payment date through and including April 5, 2012, in each case discounted to present value, using the published yield on two-year notes of the U.S. federal government on the determination date.

The Company may, at its option, make the additional voluntary conversion interest payment in cash, common stock, or a combination thereof. In the event that the Company elects to make any portion of the additional voluntary conversion interest payment in common stock, such common stock shall be valued at the greater of (i) the conversion price then in effect or (ii) the 10 day volume weighted average price for the 10 days immediately preceding the conversion notice.

Holders electing to convert their New Notes after the mailing of a conversion termination notice shall receive an additional post-termination interest payment in an amount equal to the lesser of (i) the remaining scheduled interest payments attributable to the New Notes to be converted from the applicable last interest payment date through and including the date that is 2.5 years after the conversion date and (ii) the remaining scheduled interest payments attributable to such New Notes from the applicable last interest payment date through and including April 5, 2012, in each case discounted to present value, using the published yield on two-year notes of the U.S. federal government on the determination date.

The Company may, at its option, make the additional post-termination interest payment in cash, common stock, or a combination thereof. In the event that the Company elects to make any portion of the additional voluntary conversion interest payment in common stock, the common stock will be valued at the termination conversion price in effect at that time.

On or after April 5, 2012, the Company may from time to time at the Company’s option redeem the New Notes, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the New Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date.

On each of April 1, 2012, April 1, 2017 and April 1, 2022, holders may require the Company to purchase all or a portion of their New Notes at a purchase price in cash equal to 100% of the principal amount of the New Notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date.

If a fundamental change, as defined in the New Notes Indenture, occurs, holders may require us to repurchase all or a portion of their New Notes for cash at a repurchase price equal to 100% of the principal amount of the New Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

The foregoing description of the terms of the New Notes and the New Notes Indenture is qualified in its entirety by reference to the New Notes Indenture and the form of New Note attached thereto, copies of which are included as Exhibit 4.1 hereto.

Grant of Security Interest with respect to 8% Senior Convertible Notes due April 1, 2012:

In connection with the notes exchange described above, the Company has agreed to grant equal and ratable security interests in the collateral securing the New Notes to the holders of the Company’s amended and restated 8% Senior Convertible Notes due April 1, 2012 (the “8% Notes”) effective with respect to each holder upon such holders’ execution of a joinder to the Intercreditor and Collateral Agency Agreement referenced below. Wells Fargo Bank, National Association has been appointed collateral agent (the “Collateral Agent”) by the holders of the New Notes and the holders of the 8% Notes who execute such joinders with respect to such holders’ security interests in such collateral.

Reference is made to the Pledge and Security Agreement entered into by and between the Company and the Collateral Agent, and the Intercreditor and Collateral Agency Agreement entered into by and among the Company, the Collateral Agent, Wells Fargo Bank, National Association, as trustee under the New Notes Indenture, and any holders of the 8% Notes who execute the joinders referenced above for greater detail regarding such grants of security interests and the relationship among the secured parties, each of which are attached as Exhibits 10.2 and 10.3 hereto, respectively, and are incorporated herein by reference. The foregoing descriptions of these documents do not purport to be complete and are qualified in their entirety by reference to the exhibits hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated September 1, 2009, by and between the Company and Wells Fargo Bank, National Association

4.2	Form of 9.00% Convertible Senior Secured Note due 2027 (included in Exhibit 4.1)

10.1	Form of Exchange Agreement

10.2	Pledge and Security Agreement, dated September 1, 2009, between the Company and Wells Fargo Bank, National Association, as collateral agent

10.3	Intercreditor and Collateral Agency Agreement, dated September 1, 2009, by and among the Company, Wells Fargo Bank, National Association, as trustee under the New Notes, Wells Fargo Bank, National Association, as collateral agent, and holders of the 8% Notes who may execute joinders to such agreement from time to time

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: September 4, 2009	By:	/s/ Gerald M. Haines II
	Name:	Gerald M. Haines II
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description
4.1	Indenture, dated September 1, 2009, by and between the Company and Wells Fargo Bank, National Association

4.2	Form of 9.00% Convertible Senior Secured Note due 2027 (included in Exhibit 4.1)

10.1	Form of Exchange Agreement

10.2	Pledge and Security Agreement, dated September 1, 2009, between the Company and Wells Fargo Bank, National Association, as collateral agent

10.3	Intercreditor and Collateral Agency Agreement, dated September 1, 2009, by and among the Company, Wells Fargo Bank, National Association, as trustee under the New Notes, Wells Fargo Bank, National Association, as collateral agent, and holders of the 8% Notes who may execute joinders to such agreement from time to time